UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2013
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 25, 2013. There were 14,550,371 shares of common stock entitled to be voted, and 12,298,724 shares present in person or by proxy, at the Annual Meeting. Two items of business were acted upon by the Company's stockholders at the Annual Meeting.
1. Election of Directors.

Stockholders elected all three of the Company's nominees for director for terms expiring on the date of the 2016 Annual Meeting of Stockholders with the number of votes cast for and withheld and broker non-votes with respect to each of these individuals set forth below:

		Votes	Broker
Name	Votes For	Withheld	Non-Votes
Douglas A. Virtue	10,697,409	283,045	1,318,270
Thomas J. Schulte	4,995,539	5,984,915	1,318,270
Albert J. Moyer	4,712,348	6,268,106	1,318,270
The Company's other directors: (i) Donald S. Friesz, Glen D. Parish, and James R. Wilburn continue to serve as directors for terms expiring at the Company's 2014 Annual Meeting of Stockholders; and (ii) Robert A. Virtue, Robert K. Montgomery and William L. Beer continue to serve as directors for terms expiring at the Company's 2015 Annual Meeting of Stockholders.
2. Ratification of the Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013.
Stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013 with the number of votes cast for and against, abstentions, and broker non-votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,237,712	56,236	4,776	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: June 26, 2013	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors